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                                                                   Exhibit 10.60

                             Dated 24 September 2004


                            HUTCHISON WHAMPOA LIMITED

                                       and

               HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED


                            NON-COMPETITION AGREEMENT



Linklaters

10th Floor, Alexandra House
Chater Road
Hong Kong

Telephone (852) 2842 4888
Facsimile (852) 2810 8133/2810 1695

Ref: RHG/CMYG

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                            NON-COMPETITION AGREEMENT

This Agreement is made on 24 September 2004 between:

(1) HUTCHISON WHAMPOA LIMITED a company incorporated under the laws of Hong Kong whose registered office is at 22nd Floor, Hutchison House, 10 Harcourt Road, Central, Hong Kong ("HWL"); and

(2) HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED a company incorporated under the laws of the Cayman Islands whose business address in Hong Kong is at 18/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Kowloon, Hong Kong ("HTIL"),

each a "Party" and together the "Parties".

WHEREAS:

(A) HTIL has applied for permission to list its ordinary shares on the Main Board of The Stock Exchange of Hong Kong Limited and for permission to list American depositary shares (the "ADS"), representing its ordinary shares, on the New York Stock Exchange, Inc. (together the "Listings").

(B)     Prior to the Listings, HTIL is a wholly-owned subsidiary of HWL.

(C) HTIL and HWL have agreed to enter into this Agreement to clearly delineate their respective geographical markets, and their businesses within those markets, and to regulate their ongoing relationship upon completion of the Listings.

Now it is agreed as follows:

1       INTERPRETATION

        In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1     DEFINITIONS

        "ADS" has the meaning given in Recital A;

        "Business Day" means a day on which banks in Hong Kong are open for business (excluding Saturday and Sunday);

        "Competing Entity" means an entity which is engaged in any part of the Defined Businesses;

        "Competing Portion" has the meaning given in Clause 3.4.4(iv);

        "Competing Portion Offer Procedure" means the procedure described in Clause 3.6;

        "Competing Portion Offer" has the meaning given in Clause 3.4.4(iv);

        "Competing Portion Offeree" has the meaning given in Clause 3.6.1;

        "Competing Portion Offeror" has the meaning given in Clause 3.6.1;

        "Counter-Notice" has the meaning given in Clause 3.5.3;

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        "Defined Businesses" means the business of the provision of telecommunications services for voice, data and/or video, whether between fixed locations and/or moving locations, whether by wireline or wireless means, and the establishment, operation and maintenance of related facilities including the business of reselling such facilities and services but does not include:

        (a) the business of providing satellite-based telecommunication services including but not limited to the ownership and operation of satellites, VSAT services, satellite, radio or television services, services provided through global satellite systems and global positioning services;

        (b) radio or television broadcasting for simultaneous reception by the general public in a territory, whether free or for a charge; or

        (c)     cable television services.

        "Fair Value" has the meaning given in Clause 3.6.3;

        "Fair Value Determination Date" has the meaning given in paragraph 1.4.1 of Schedule 2;

        "Fixed Telecommunications Business" means the business of the provision of telecommunication services for voice, data and/or video between fixed locations and/or locations with limited mobility around fixed points, whether by wireline or wireless means and the establishment, operation and maintenance of related facilities including the business of reselling such facilities and services, and which falls within the definition of Defined Businesses;

        "Group" means the HWL Group or the HTIL Group, as the case may be;

        "HKSE" means The Stock Exchange of Hong Kong Limited, being an internationally recognised stock exchange;

        "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

        "HTIL Affected Party" means any Subsidiary of HTIL and any company which is accounted for and consolidated in the audited consolidated accounts of HTIL, and "HTIL Affected Parties" shall be construed accordingly;

        "HTIL Group" means HTIL and the HTIL Affected Parties;

        "HTIL Territory" means all areas of the world other than the territories which comprise the HWL Territory;

        "HWL Affected Party" means any Subsidiary of HWL and any company which is accounted for and consolidated in the audited consolidated accounts of HWL, but excluding any member of the HTIL Group and "HWL Affected Parties" shall be construed accordingly;

        "HWL Group" means HWL and the HWL Affected Parties;

        "HWL Territory" means Western Europe, Australia, New Zealand, the United States, Canada and, unless and until HTIL has completed the purchase of shares in Hutchison Telecommunications Argentina S.A. pursuant to the exercise of the Option, Argentina;

        "Investment Purposes" means, in relation to the holding of shares in a company, a holding of such shares principally for the purpose of generating revenue or capital

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        appreciation and not conferring any direct or indirect board, management or other control over such company;

        "Listings" has the meaning given in Recital A;

        "New Opportunities" means any business opportunity offered to a member of the HWL Group or the HTIL Group, as the case may be, after the date of this Agreement which relates to the Defined Businesses;

        "Notice of Interest" has the meaning given in Clause 3.5.1;

        "Notice of Offer" has the meaning given in Clause 3.6.1;

        "Offeree" has the meaning given in Clause 3.5.1;

        "Offeror" has the meaning given in Clause 3.5.1;

        "Option" means the option granted to HTIL pursuant to an agreement dated on or around the date hereof to acquire the HWL Group's interest in Hutchison Telecommunications Argentina S.A. and any rights and obligations of any company within the HWL Group relating to Hutchison Telecommunications Argentina S.A.;

        "Right of First Refusal Procedure" means the procedure described in Clause 3.5;

        "Subsidiary" shall bear the meaning as defined in the Companies Ordinance, Chapter 32 of the laws of Hong Kong;

        "Territory" means the HWL Territory or the HTIL Territory, as the case may be;

        "VSAT" means Very Small Aperture Terminal; and

        "Western Europe" shall mean the member countries of the European Union (prior to its enlargement in 2004), Vatican City, San Marino, the Channel Islands, Monaco, Switzerland, Norway, Greenland and Liechtenstein.

1.2     SINGULAR, PLURAL, GENDER

        References to one gender include all genders and references to the singular include the plural and vice versa.

1.3     REFERENCES TO PERSONS AND COMPANIES

        References to:

        1.3.1 a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

        1.3.2 a company shall include any company, corporation or any body corporate, wherever incorporated.

1.4     SCHEDULES ETC.

        References to this Agreement shall include any Recitals and the Schedules to it and references to Clauses, Recitals and the Schedules are to Clauses of, and the Recitals and Schedules to, this Agreement.

1.5     HEADINGS

        Headings shall be ignored in interpreting this Agreement.

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2       CONDITION AND DURATION

2.1     CONDITION PRECEDENT

        The undertakings and obligations contained in Clauses 3.1 to 3.6 are conditional upon completion of either of the two Listings. If this condition is not satisfied on or before 31 December 2004, or such later date as the Parties may agree, this Agreement shall lapse and neither Party shall have any claims against the other, or any rights or obligations, under it.

2.2 Subject to the provisions of Clause 2.1, the restrictions in Clause 3 shall continue in full force and effect without limit in point of time until the earlier of:

        2.2.1 the date which is one year after HWL ceases to control, directly or indirectly, more than 30% of HTIL's issued ordinary share capital, unless upon such cessation of HWL's interests, another party controls, directly or indirectly, 30% or more of HTIL's issued ordinary share capital, in which case the restrictions will terminate upon such cessation of HWL's interests; and

        2.2.2 the date upon which HTIL's shares and the ADS (or whichever of the HTIL shares and the ADS is listed if only one of the Listings is completed) cease to be listed on any internationally recognised stock exchange (provided that such delisting is voluntary and at the instigation of HTIL).

3       BUSINESS OPPORTUNITIES AND CROSS-REFERRALS

3.1     RESTRICTIONS ON COMPETITION

        3.1.1 HWL shall not solely or jointly or through representation of any person, enterprise or company, carry on, engage in or make any investment in any Defined Businesses within the HTIL Territory without HTIL's prior consent or, in the case of New Opportunities, compliance with the Right of First Refusal Procedure. Nothing in the foregoing shall restrict the continued holding of an interest in HTIL's issued share capital by HWL, whether directly or indirectly.

        3.1.2 HTIL shall not solely or jointly or through representation of any person, enterprise or company, carry on, engage in or make any investment in any Defined Businesses within the HWL Territory without HWL's prior consent or, in the case of New Opportunities, compliance with the Right of First Refusal Procedure.

        3.1.3 For the purpose of Clauses 3.1.1 and 3.1.2, the consent of HWL or HTIL means an affirmative vote of directors in the case of HWL or independent non-executive directors in the case of HTIL who do not have and are not deemed to have a material interest in the relevant matter, and such consent shall be given if the relevant Party is engaging in or proposing to engage in Defined Businesses which, in the opinion of the relevant directors of the other Party, the other Party is prevented from pursuing by itself for regulatory, commercial or other reasons, provided that the relevant Party engaging in or proposing to engage in such Defined Businesses negotiates in good faith the manner in which such opportunities may be pursued jointly in order to maximise the commercial benefit for both Parties, subject to compliance with all applicable regulatory requirements and ensuring that any joint participation does not infringe, nor is likely to infringe, any anti-trust, fair trading or similar legislation in any jurisdiction.

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3.2     RIGHTS OF FIRST REFUSAL FOR NEW OPPORTUNITIES

        3.2.1 HWL shall use its reasonable endeavours to procure that any New Opportunities arising from time to time, within the HTIL Territory, in which a member of the HWL Group is offered the chance to participate, are first offered to HTIL in accordance with the Right of First Refusal Procedure.

        3.2.2 HTIL shall use its reasonable endeavours to procure that any New Opportunities arising from time to time, within the HWL Territory, in which a member of the HTIL Group is offered the chance to participate, are first offered to HWL in accordance with the Right of First Refusal Procedure.

3.3     HWL AND HTIL AFFECTED PARTIES

        3.3.1 HWL agrees to use reasonable commercial endeavours to procure that each HWL Affected Party shall comply with the provisions of Clauses 3.1.1, 3.2.1, 3.5 and 3.6 as though they applied to such party.

        3.3.2 HTIL agrees to use reasonable commercial endeavours to procure that each HTIL Affected Party shall comply with the provisions of Clauses 3.1.2, 3.2.2, 3.5 and 3.6 as though they applied to such party.

3.4     EXCEPTIONS

        Nothing in this Agreement shall prevent any member of the HTIL Group or HWL Group from:

        3.4.1 carrying on, engaging in or making an investment in a business which is limited to the manufacture, sale, distribution or marketing of telecommunications equipment or accessories, whether or not such equipment or accessories are used in conjunction with the Defined Businesses, in any part of the world;

        3.4.2 providing roaming services to its own customers in the other Party's Territory as long as such services arise from and are directly connected to the provision of wireless or mobile telecommunications services offered by itself in its own Territory;

        3.4.3 carrying on, engaging in or making an investment in Fixed Telecommunications Business in the other Party's Territory provided that such business emanates from and is an integral part of its ordinary course of business and has its substantial operations and headquarters in its own Territory;

        3.4.4 the acquisition or holding of shares in a Competing Entity within the other Party's Territory provided that:

                (i) such shares are held for Investment Purposes and are, or are proposed to be, listed on any internationally recognised stock exchange and such investment does not exceed 15% of the outstanding voting stock of such Competing Entity; or

                (ii) the consolidated revenues of such Competing Entity from any service or activity constituting part of the Defined Businesses do not exceed 15% of the total consolidated revenues of such Competing Entity at the date of investment; or

                (iii) such shares are held for Investment Purposes and do not confer rights to be involved directly or indirectly with the operations of such Competing

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                        Entity and are disclosed in writing by HWL or HTIL (as
                        the case may be) as holder of the shares to the other Party prior to the date of the prospectus issued in connection with the Listings; or

                (iv) immediately after such acquisition or becoming the holder of the shares in such Competing Entity or acquiring a business which makes an existing entity a Competing Entity within the other Party's Territory, the other Party shall be given the right to buy the portion of the Competing Entity's business that is in direct competition (the "Competing Portion") in accordance with the Competing Portion Offer Procedure (the "Competing Portion Offer"); or

        3.4.5 providing services incidental to a business solution/service where the revenue derived from such services is less than 15% of the combined revenue derived from providing the business solution/service.

3.5     RIGHT OF FIRST REFUSAL PROCEDURE

        The Right of First Refusal Procedure shall be as follows:

        3.5.1 The Party required to make the right of first refusal offer (the "Offeror") shall serve a notice (the "Notice of Interest") on the other Party (the "Offeree") of its intended interest in the New Opportunity prior to it having such actual interest.

        3.5.2 The Notice of Interest shall include, or offer to provide reasonable access to, in so far as the Offeror is able, such information, documents, records and management as is reasonably necessary for the Offeree to make an informed assessment of the New Opportunity which is the subject of the Notice of Interest.

        3.5.3 If the Offeree is interested in pursuing the New Opportunity, it shall serve a notice on the Offeror (the "Counter-Notice") within 7 Business Days of receipt of the Notice of Interest indicating its interest and the Offeror shall as soon as reasonably practicable thereafter provide or procure the provision of information pertinent to consideration of the New Opportunity to the Offeree (to the extent that such information has not been provided pursuant to Clause 3.5.2).

        3.5.4 The Offeror shall use its reasonable endeavours to procure that the New Opportunity shall remain available for pursuit by the Offeree for at least 45 days from (i) the date all reasonable information pertinent to consideration of the New Opportunity has been provided to the Offeree pursuant to Clause 3.5.3 or
                (ii) the date of the Counter Notice if all reasonable information pertinent to consideration of the New Opportunity has been provided prior to the date of the Counter-Notice. The Offeror acknowledges that if the New Opportunity is in a market in which the Offeree has an existing business and, in the opinion of the Offeree, would compete with such existing business and, due to such competition the Offeree does not wish to pursue such New Opportunity, the Offeree will have to seek approval of its board comprising directors in the case of HWL or independent non-executive directors in the case of HTIL who do not, and are not deemed to, have a material interest in the matter for consideration of whether to reject the New Opportunity and whether to grant its consent to the Offeror pursuing the New Opportunity. The Offeree shall promptly notify the Offeror of any decision taken to reject the New Opportunity and to grant consent to the Offeror pursuing the New Opportunity or of any decision taken to withhold consent to the Offeror pursuing the New Opportunity.

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        3.5.5   The Offeror shall be deemed to have complied with the Right of
                First Refusal Procedure and shall be free to pursue its interest in the New Opportunity if prior to such pursuit:

                (i) the Offeror has received a Counter-Notice from the Offeree in the form described in Clause 3.5.3 but the Offeree has not taken such reasonable steps as are necessary to pursue the New Opportunity by the end of the 45-day period referred to in Clause 3.5.4;or

                (ii) the Offeror has received a notice from the Offeree stating that it does not wish to pursue the New Opportunity and consenting to the Offeror pursuing the New Opportunity pursuant to Clause 3.5.4; or

                (iii) the Offeror has not received any notice from the Offeree concerning the New Opportunity within a period of 45 days from serving the Notice of Interest on the Offeree, in which case the Offeree shall be deemed to have given its consent to the Offeror pursuing such New Opportunity.

        3.5.6 Notwithstanding the above, the Parties hereby agree that where the New Opportunity must be pursued faster than the time frame set out in this Clause 3.5 due to third party limitations, the Parties shall agree to such reasonable time frame to achieve and complete the Right of First Refusal Procedure to ensure that the New Opportunity may be duly pursued.

3.6     COMPETING PORTION OFFER PROCEDURE

        The Competing Portion Offer Procedure shall be as follows:

        3.6.1 The Party required to make the offer (the "Competing Portion Offeror") shall serve a notice on the other Party (the "Competing Portion Offeree") setting out the offer to purchase the Competing Portion (referred to in this Clause 3.6 as the "Notice of Offer").

        3.6.2 The Notice of Offer shall include, or offer to provide reasonable access to, such information, documents, records and management as is reasonably necessary to enable the Competing Portion Offeree to make an informed assessment of the Competing Portion which is the subject of the Notice of Offer.

        3.6.3 The consideration to be paid by the Competing Portion Offeree for the Competing Portion shall be the fair market value of the Competing Portion (the "Fair Value") which shall be determined in accordance with Schedule 2.

        3.6.4 The Competing Portion Offeree shall serve a notice on the Competing Portion Offeror, within 30 Business Days after the Fair Value Determination Date indicating either:

                (i) that the Competing Portion Offeree wishes to acquire the Competing Portion; or

                (ii) that the Competing Portion Offeree does not wish to acquire the Competing Portion.

        3.6.5 If the Competing Portion Offeree serves a notice described in Clause 3.6.4 (i), the Competing Portion Offeror and the Competing Portion Offeree shall execute such agreements as may be reasonably necessary and on such terms as the Parties may agree to effect the transfer of the Competing Portion to the Offeree, provided

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                that the Competing Portion Offeror shall furnish to the
                Competing Portion Offeree, such representations, warranties and undertakings as have been provided to the Competing Portion Offeror in its acquisition of the relevant Competing Entity in so far as they are referable to the Competing Portion and subject to appropriate limitations and disclosures.

        3.6.6 If the Competing Portion Offeree serves a notice of the kind described in Clause 3.6.4 (ii) or does not serve any notice of the kind described in Clause 3.6.4 within the 30 Business Day period referred to in Clause 3.6.4, the Competing Portion Offer shall lapse.

3.7     REASONABLENESS OF RESTRICTIONS

        Each Party agrees that the restrictions contained in Clauses 3.1 and 3.2 are no greater than is reasonable and necessary for the protection of their interests but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

3.8     RE-NEGOTIATION OF RESTRICTIONS

        If technological developments in relation to the Defined Businesses or changes in the competitive landscape for the Defined Businesses after the date of this Agreement are such that the underlying philosophy of delineating each Party's respective markets along geographical lines set out in this Agreement, when applied in accordance with the terms of this Agreement, becomes commercially impractical or unreasonable, either Party may by giving notice to the other Party request that this Clause 3 be re-negotiated. The Parties shall thereafter co-operate with each other and undertake such re-negotiation in good faith.

4       OTHER PROVISIONS

4.1     FURTHER ASSURANCE

        At any time after the date of this Agreement each Party shall execute such documents and do such acts and things as the other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

4.2     WHOLE AGREEMENT

        This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

4.3     REASONABLENESS

        Each of the Parties confirms it has received independent legal advice relating to all the matters provided for in this Agreement and agrees that the provisions of this Agreement are fair and reasonable.

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4.4     ASSIGNMENT

        This Agreement is personal to the Parties. Accordingly neither Party may, without the prior written consent of the other, assign the benefit of all or any of the other's obligations under this Agreement, or any benefit arising under or out of this Agreement.

4.5     VARIATION

        No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

4.6     TIME OF THE ESSENCE

        Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Parties.

4.7     COSTS

        Except as agreed otherwise, each Party shall bear its own costs which it incurs in connection with the preparation, negotiation, entry into and performance of this Agreement.

4.8     NOTICES

        4.8.1 Any notice or other communication in connection with this Agreement shall be in writing in English, delivered by fax, pre-paid first class post or courier.

        4.8.2   A notice shall be sent to the relevant address specified in
                Schedule 1, or such other address as may be notified to all the Parties;

        4.8.3 A notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery if delivered by pre-paid first class post or courier or at the time of transmission if delivered by fax.

4.9     INVALIDITY

        If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties.

4.10    COUNTERPARTS

        This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Parties may enter into this Agreement by signing any such counterpart.

4.11    CONFIDENTIALITY

        4.11.1 Each Party shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement and not disclose the terms of this Agreement.

        4.11.2 Clause 4.11.1 shall not prohibit disclosure or use if and to the extent:

                (i) the disclosure or use is required by law, any regulatory body or the rules and regulations of any internationally recognised stock exchange (including

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                        but not limited to disclosure of this agreement in any
                        offering document prepared by either Party in connection with its listing on any internationally recognised stock exchange);

                (ii) the disclosure or use is required to vest the full benefit of this Agreement in either Party;

                (iii) the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is reasonably required to be made to a taxation authority in connection with the taxation affairs of the disclosing Party;

                (iv) the disclosure is made to professional advisers of the disclosing Party on terms that such professional advisers undertake to comply with the provisions of Clause 4.11.1 in respect of such information as if they were a party to this Agreement;

                (v) the information or the terms of the Agreement become publicly available (other than by breach of this Agreement);

                (vi) the other Party has given prior written approval to the disclosure or use;

                (vii)   the information is independently developed by either
                        Party,

                provided that prior to disclosure or use of any information pursuant to Clause 4.11.2(i), (ii), (iii) (except in the case of disclosure to a taxation authority) or (iv), the Party concerned shall promptly notify the other Party of such requirement with a view to providing the other Party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

4.12    GOVERNING LAW AND DISPUTE RESOLUTION

        4.12.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

        4.12.2 The Parties irrevocably agree that the courts of Hong Kong are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement. The Parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

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In witness whereof this Agreement has been duly executed.

SIGNED by

for and on behalf of
HUTCHISON WHAMPOA
LIMITED:


SIGNED by

for and on behalf of
HUTCHISON
TELECOMMUNICATIONS
INTERNATIONAL LIMITED:

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                                   SCHEDULE 1

                                     NOTICES

PARTY                                      CONTACT DETAILS
----------------------------------------   -------------------------------------
Hutchison Whampoa Limited                  22nd Floor, Hutchison House
                                           10 Harcourt Road
                                           Central
                                           Hong Kong

                                           Fax:        +852 2128 1778
                                           Attention:  The Company Secretary

Hutchison Telecommunications               18/F, Two Harbourfront
International Limited                      22 Tak Fung Street
                                           Hunghom
                                           Kowloon
                                           Hong Kong

                                           Fax:        +852 2827-3001
                                           Attention:  The Company Secretary

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                                   SCHEDULE 2

                           PRICE OF COMPETING PORTION

1.1     The Fair Value shall be determined in accordance with this Schedule 2.

1.2     In this Schedule,

        "Investment Bank" shall mean any one of the largest five international investment banks with a recognised area of expertise of valuing companies of the type that carry on the business comprising the Competing Portion, as agreed by the Parties, or failing such agreement, such international investment bank chosen by the President of the Law Society of Hong Kong;

1.3     Determination of Fair Value

        1.3.1   Appointment of expert

                The Fair Value shall be determined by the Investment Bank, which shall be jointly appointed by the Parties, in accordance with the provisions below or as the Parties may otherwise agree. The Investment Bank shall be appointed within 14 Business Days after the date on which the Competing Portion Offeror has served the Notice of Offer. The fees of the Investment Bank shall be borne by the Parties equally.

        1.3.2   Method and adjustments

                The Investment Bank shall determine the Fair Value of the Competing Portion on the following assumptions and bases:

                (a) valuing the sale of the Competing Portion as an arm's length sale between a willing seller and a willing buyer;

                (b) if the Competing Portion comprises a business carried on as a going concern, the continuing of the Competing Portion as a going concern and assuming that the Competing Portion Offeree would be able to continue to enjoy all rights and benefits accruing to the Competing Portion as at the date immediately prior to the completion of the proposed sale; and

                (c) valuing the Competing Portion as a rateable proportion of the total value of the Competing Entity without any premium or discount being attached.

        1.3.3 The Investment Bank shall determine the Fair Value to reflect any other factors which the Investment Bank reasonably believes should be taken into account.

        1.3.4 If any difficulty arises in applying any of these assumptions or bases then the Investment Bank shall resolve that difficulty in such manner as it shall in its absolute discretion think fit.

1.4     Determination

        1.4.1 The Investment Bank shall be instructed to determine the Fair Value within 30 Business Days of its appointment or prior to such other date as may be agreed in writing by the Parties and shall notify the Parties of its determination in

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                accordance with such time-frame (the date of notification being the "Fair Value Determination Date").

        1.4.2 The Investment Bank shall act as expert and not as arbitrator and its determination shall be final and binding on the Parties (in the absence of fraud or manifest error).

        1.4.3 In determining Fair Value pursuant to this Schedule, the Competing Portion Offeror shall, subject to any confidentiality obligations to which the Competing Portion Offeror is subject, grant the Investment Bank access to all accounting records or other relevant documents of the Competing Entity and the Competing Portion and shall procure that the Competing Entity shall instruct its agents, representatives, employees, directors and executives to give such assistance to the Investment Bank as the Investment Bank reasonably requests in order to determine the Fair Value.

        1.4.4 In determining Fair Value pursuant to this Schedule, the Parties may make representations to the Investment Bank which the Investment Bank may, in its sole discretion, choose to take account of, provided that the taking into account of any such representations shall not delay the time frame for determining Fair Value set out in this Schedule.

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                                TABLE OF CONTENTS

CONTENTS                                                                    PAGE

1       Interpretation.........................................................1

2       Condition and Duration.................................................4

3       Business Opportunities and Cross-Referrals.............................4

4       Other Provisions.......................................................8

Schedule 1 Notices............................................................12

Schedule 2 Price of Competing Portion.........................................13